Exhibit 99.1

Permian Basin Royalty Trust

PERMIAN BASIN ROYALTY TRUST ANNOUNCES NOVEMBER CASH DISTRIBUTION AND EXCESS COST POSITION ON WADDELL RANCH PROPERTIES

DALLAS, Texas, November 18, 2024 – Argent Trust Company, as Trustee of the Permian Basin Royalty Trust (NYSE: PBT) (“Permian” or the “Trust”) today declared a cash distribution to the holders of its units of beneficial interest of $0.021733 per unit, payable on December 13, 2024, to unit holders of record on November 29, 2024. The distribution does not include proceeds from the Waddell Ranch properties for the current month or any proceeds for October, as total production costs (“Production Costs”) exceeded gross proceeds (“Gross Proceeds”) for the month of October, resulting in an excess cost position for the Waddell Ranch properties. More information regarding the Waddell Ranch properties is described below.

This month’s distribution decreased from the previous month due primarily to no proceeds for October being received from Blackbeard Operating, LLC (“Blackbeard”) for the Waddell Ranch properties due to the excess cost position and, for the Texas Royalty Properties, lower oil and gas volumes as well as lower oil prices, slightly offset by higher gas prices for the month reported.

WADDELL RANCH

Notwithstanding requests from the Trustee to Blackbeard, the operator of the Waddell Ranch properties, and the fact that prior to May 2024, Blackbeard has provided this information on a monthly basis since Argent Trust Company has become Trustee of the Trust, Blackbeard has refused to provide the Trustee information necessary to calculate the net profits interest (“NPI”) proceeds for November 2024 as of the announcement date for this month’s distribution. As a result of Blackbeard’s failure to provide this information by the NYSE notification date for the distribution, in accordance with the Trust indenture, if NPI proceeds are received from the Waddell Ranch properties on or prior to the record date, they will be included in the December distribution.

As noted above, no proceeds were received by the Trustee in October 2024 to be included in the November distribution. The excess costs (Gross Proceeds minus Production Costs) totaled $4,987,682 on the Underlying Properties ($3,740,762 net to the Trust) for the month of October. The excess costs included accrued interest of $33,031 on the Underlying Properties ($24,773 net to the Trust). All excess costs, including any accrued interest, will need to be recovered by future proceeds from the Waddell Ranch properties before any proceeds are distributed to the Trust.

TEXAS ROYALTY PROPERTIES

Production for the underlying Texas Royalty Properties was 16,035 barrels of oil and 6,521 Mcf of gas. The production for the Trust’s allocated portion of the Texas Royalty Properties was 14,246 barrels of oil and 5,788 Mcf of gas. The average price for oil was $75.68 per bbl and for gas was $11.30, which includes significant NGL pricing, per Mcf. This would mainly reflect production and pricing in August for oil and July for gas. These allocated volumes were impacted by the pricing of both oil and gas. This production and pricing for the underlying properties resulted in revenues for the Texas Royalty Properties of $1,287,246. Deducted from these revenues were taxes and expenses of $118,771, resulting in a Net Profit of $1,168,475 for November. With the Trust’s Net Profit Interest (NPI) of 95% of the Underlying Properties, this would result in a net contribution by the Texas Royalty Properties of $1,110,051 to this month’s distribution.

	Underlying Properties		Net to Trust Sales
	Volumes		Volumes		Average Price
	Oil (bbls)	Gas (Mcf)	Oil (bbls)	Gas (Mcf) (1)	Oil (per bbl)	Gas (per Mcf) (2)
Current Month

Waddell Ranch	(3)	(3)	(3)	(3)	(3)	(3)
Texas Royalties	16,035	6,521	14,246	5,788	$75.68	$11.30

Prior Month
Waddell Ranch	(3)	(3)	(3)	(3)	(3)	(3)
Texas Royalties	17,969	7,932	16,103	7,106	$77.19	$10.02

(1) These volumes are net to the Trust, after allocation of expenses to Trust’s net profit interest, including any prior period adjustments.

(2) This pricing includes sales of gas liquid products.

(3) Information is not being made available monthly, but may be provided within 30 days next following the close of each calendar quarter.

General and Administrative Expenses deducted for the month, net of interest earned were $97,095 resulting in a distribution of $1,012,956 to 46,608,796 units outstanding, or $0.021733per unit.

The worldwide market conditions continue to affect the pricing for domestic production. It is difficult to predict what effect these conditions will have on future distributions.

TRUST LITIGATION

On May 8, 2024, the Trustee announced that it had initiated a lawsuit by filing a petition in the District Court of Tarrant County, Texas against Blackbeard Operating, LLC (“Blackbeard”), the operator of properties in the Waddell Ranch, in Crane County, Texas, in which the Trust holds a 75% net overriding royalty. On June 10, 2024, Blackbeard filed its original answer and counterclaim to the lawsuit. The case is in the early fact discovery phase, and the District Court of Tarrant County has set a preliminary trial date of April 21, 2025, 8:30 a.m., Central Time.

Under the original petition, the Trustee sought to recover more than $15 million in damages to the Trust resulting from overhead costs and other expenses the Trustee alleges were impermissibly deducted from royalty payments to the Trust. The Trustee routinely engages in audits of the revenues and expenses with respect to the Trust’s royalty payments. In connection with its audit for the period from 2020-2022 the Trustee identified exceptions to certain expenses deducted from the Trust’s royalty payments, including among other things, incorrect overhead charges, application of overhead charges to non-producing wells, duplicate charges for services, materials and utilities as well as other expenses the Trustee alleges are ineligible charges. The Trustee’s petition was amended in September 2024 to add additional claims relating to the 2023 audit and production volumes, seeking damages of more than $25 million. Attempts to resolve the disputed charges outside of court have been unsuccessful to date. Included in Blackbeard’s original answer and counterclaim are requests for declaratory judgment by the court that it may deduct certain disputed overhead charges from Trust royalty payments and that it may limit information it provides to the Trust to quarterly statements of the net proceeds computation and inspection of books and record during normal business hours.

The 2023 Annual Report with Form 10-K, which includes the December 31, 2023, Reserve Summary, is posted on Permian’s website. Permian’s cash distribution history, current and prior year financial reports, tax information booklets, and a link to filings made with the Securities and Exchange Commission, all can be found on Permian’s website at http://www.pbt-permian.com/. Additionally, printed reports can be requested and are mailed free of charge.

FORWARD-LOOKING STATEMENTS

Any statements in this press release about future events or conditions, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” “may,” “intends,” and similar expressions, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Factors or risks that could cause the Trust’s actual results to differ materially from the results the Trustee anticipates include, but are not limited to the factors described in Part I, Item 1A, “Risk Factors” of the Trust’s Annual Report on Form 10-K for the year ended December 31, 2023, and Part II, Item 1A, “Risk Factors” of subsequently filed Quarterly Reports on Form 10-Q.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements included in this press release represent the Trustee’s views as of the date hereof. The Trustee anticipates that subsequent events and developments may cause its views to change. However, while the Trustee may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Trustee’s views as of any date subsequent to the date hereof.

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Contact: Jana Egeler, Vice President, Argent Trust Company, Trustee, Toll Free – 1.855.588.7839